AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                   NATIONAL HEALTH & SAFETY CORPORATION

     Pursuant to the provisions of Sections 16-10a-1008 of the Utah Revised Business Corporations Act, the undersigned adopts the following Amended and Restated Articles of Incorporation of such corporation. The Amendments stated herein are detailed in the Fourth Amended Joint Plan of Reorganization (the "PLAN") in the matter styled IN RE NATIONAL HEALTH & SAFETY CORPORATION, Case No. 99-18339-DWS, in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "COURT"). The Court had jurisdiction over this proceeding pursuant to 28 U.S.C. section 1334. The Articles of Incorporation have been amended as follows in accordance with the Plan and the Court's order:

1. Article IV is amended by deleting the existing text and inserting in its place the following:

                                "ARTICLE IV

          "The Corporation is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. The Corporation is also authorized to issue 50,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors of the Company shall establish the specific terms, rights, voting privileges and preferences of such Preferred Stock, or any series thereof; provided, that issuance of nonvoting equity securities is prohibited. Cumulative voting by the shareholders of the Corporation at any election for Directors is prohibited."

2. Article VIII is amended to change the registered agent and office of the corporation. The text of Article VIII, as amended, is as follows:

                               ARTICLE VIII

          "The address of the registered office of the Corporation is C T Corporation Systems, and the name of its registered agent as such address is 50 West Broadway, Salt Lake City, Utah, 84101."

3.   Former Article IX, which  named  the  initial  Directors,  and  former
     Article X, which named the incorporators, are hereby deleted.

4. Former Article XI is renumbered as Article IX. Former Article XII is renumbered as Article X.


     The Restated and Amended Articles of Incorporation are set forth as follows:

                           AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                   NATIONAL HEALTH & SAFETY CORPORATION

     We, the undersigned natural  persons  of  the age of 21 years or more,

adopt the following Amended and Restated Articles of Incorporation for such

National  Health  &  Safety  Corporation,  pursuant to  the  provisions  of

Sections 16-10a-1008 of the Utah Revised Business Corporations Act..

                                 ARTICLE I

     The  name  of  the  Corporation  shall  be NATIONAL  HEALTH  &  SAFETY

CORPORATION.

                                ARTICLE II

     The period of its duration shall be perpetual.

                                ARTICLE III

     The purposes for which the corporation is organized are:  To engage in any business, investment or other pursuit or activity,  whether  retail  or wholesale, whether commercial or industrial, or whether mining, milling, or manufacturing, and including the development of real estate; and to perform any  and  all  other  lawful  acts  of purposed as are or may be granted to corporate entities under the laws of  the  State  of  Utah and by any other

state  of  foreign  country.   The  corporation  may conduct  its  business

anywhere within the State of Utah and may have branch  offices  within  the

State  or  in  any  of  the  States  of the United States or in any foreign

country, without in any way limiting the  foregoing  powers.   It is hereby

provided that the corporation shall have the power to do any and  all  acts and  things  that  may be reasonably necessary or appropriate to accomplish any of the foregoing  purposes  for  which  the corporation is formed.  The specific purpose of the corporation is for a magazine.

                                ARTICLE IV

     The Corporation is authorized to issue 500,000,000  shares  of  common stock,  par value $0.001 per share.  The Corporation is also authorized  to issue 50,000,000  shares  of  preferred  stock, par value $0.001 per share.

The  Board of Directors of the Corporation  shall  establish  the  specific terms,  rights,  voting privileges and preferences of such Preferred Stock,

or  any  series  thereof;  provided,  that  issuance  of  nonvoting  equity

securities is prohibited.   Cumulative  voting  by  the shareholders of the

Corporation at any election for Directors is prohibited.

                                 ARTICLE V

     The Corporation shall not commence business until  at least $1,000 has been received by it as consideration for the issuance of shares.

                                ARTICLE VI

     The  principal  place  of  business  and the principal office  of  the corporation  shall  be in Salt Lake City, Utah;  branch  offices  or  other places of business may  be  established  elsewhere  in the State of Utah or without the State of Utah and in the United States or  without  the  United

States as the Board of Directors may determine.

                                ARTICLE VII

     Provisions  for  the  regulations  of  the  internal  affairs  of  the

Corporation  will  be  contained  in  By-Laws appropriately by the Board of

Directors in accordance with Section 16-10-25  of  the  Utah Code Annotated

(1953), as amended.


AMENDED AND RESTATED ARTICLES OF INCORPORATION                       Page 1

                               ARTICLE VIII

     The  address  of  the  registered  office of the Corporation  is  C  T

Corporation Systems, and the name of its  initial  registered agent as such address is 50 West Broadway, Salt Lake City, Utah, 84101.

                                ARTICLE IX

     As the Board of Directors may from time to time provide in the By-Laws or  by resolution, the Corporation may indemnify its  officers,  directors,

agents  and  other  persons to the full extent permitted by the laws of the

State of Utah.

                                 ARTICLE X

     To  the  maximum  extent   permitted  by  the  Utah  Revised  Business

Corporation Act, any action which  may  be  taken  at any annual or special meeting of shareholders, except for the election of directors, may be taken without  a  meeting  and without prior notice if one or  more  consents  in writing setting forth the action to take, shall be signed by the holders of outstanding shares having  not  less  than the minimum number of votes that would be necessary to authorize or take  the  action  at a meeting at which all shares entitled to vote thereon were present and voted.



                                     NATIONAL HEALTH AND SAFETY CORPORATION


                                                       /S/ EUGENE ROTHCHILD
                                                Eugene Rothchild, President

AMENDED AND RESTATED ARTICLES OF INCORPORATION                       Page 2